UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2007
Date of Earliest Event Reported: November 5, 2007

NuRx Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18 Technology, Suite 130 Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(949) 336-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On November 5, 2007, NuRx Pharmaceuticals, Inc. (the “Company”) entered into a five year consulting agreement with SOQ, Inc., a life sciences company affiliated with Dr. Parkash Gill, a member of the Company’s Board of Directors. Under the agreement, SOQ, Inc. will furnish the services to the Company to facilitate the clinical trials of NuRx compounds. In exchange, SOQ, Inc. will receive consideration of $200,000 per year, with a minimum increase of 5% each year during the term of the agreement. The agreement provides discretion for the Company’s Board of Directors to grant a bonus to SOQ, Inc. based upon the performance of the Company and SOQ, Inc.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(b)	Exhibits.

The following exhibit is included in this Report:

10.1	Consulting Agreement, dated November 5, 2007, between NuRx Pharmaceuticals, Inc. and SOQ, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	NURX PHARMACEUTICALS, INC. By: /s/ Dr. Harin Padma-Nathan Dr. Harin Padma-Nathan, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Consulting Agreement, dated November 5, 2007, between NuRx Pharmaceuticals, Inc. and SOQ, Inc.